Exhibit 10.3

Irrevocable Proxy

MEETINGS OF SHAREHOLDERS OF

CORONUS SOLAR INC.
(the "Company")

WHEREAS:

A.           The Company and Redwood Solar Development LLC ("Redwood") has entered into a definitive share purchase agreement dated August __, 2013 (the "SPA") providing for the purchase by Redwood of all of the issued and outstanding securities of Coronus Energy Corp. (the "Transaction").

B.           In connection with the Transaction, the undersigned shareholder (the "Shareholder") of the Company has entered into a lock-up agreement pursuant to which the Shareholder has agreed that at any meeting of the Company's shareholders, optionholders or warrantholders, however called, for the purpose of approving the Transaction, the Shareholder shall (or cause the holder of record to, if the Shareholder is the beneficial owner but not the holder of record of securities of the Company):

(a)
vote all of the Shareholder's common shares in the capital of the Company (the "Shares"), and, if applicable, all of the Shareholder's preferred shares and options and warrants (the "Convertible Securities") to purchase common shares of the Company, in favour of the Transaction contemplated by the SPA and any actions required in furtherance of the actions contemplated thereby;

(b)
vote all of the Shares and, if applicable, all of the Convertible Securities, to oppose any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation of the Company under the SPA if such breach requires shareholder approval; and

(c)
vote all of the Shares and, if applicable, all of the Convertible Securities, to oppose any proposed action by any other party the result of which could impede, interfere with or delay Redwood and the Company from completing the Transaction.

In furtherance of the foregoing, the Shareholder hereby appoints irrevocably, Clean Focus Corporation, acting through Mr. John Chang or Mr. Stanley Chin, individually or collectively, as proxyholder for and on behalf of the Shareholder with the power of substitution to attend any meeting, and act and vote for and on behalf of the Shareholder in respect of all matters and all ordinary and special resolutions related to the Transaction that may properly come before meetings of the shareholders of the Company and, if applicable, meetings of holders of convertible securities of the Company (in each case, a "Meeting") and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Shareholder were present at such Meeting, or any adjournment thereof.

The undersigned Shareholder acknowledges that this proxy is irrevocable and hereby revokes any proxy previously given to attend and vote at any Meeting in respect of matters related to the Transaction.

SHAREHOLDER SIGN HERE: ___________________________________________

PRINT NAME OF SHAREHOLDER: ______________________________________

NUMBER OF SHARES: _________________________________________________

DATE SIGNED: ________________________________________________________

AC/2379600.1